Exhibit 10.4
EXECUTION VERSION

INTELLECTUAL PROPERTY LICENSE AGREEMENT
This Intellectual Property License Agreement (“this Agreement”) is effective as of October 7, 2016 (“Effective Date”), and is made by and between PuriCore, Inc., a Delaware corporation (“LICENSOR”), and Chemstar Corp., a Florida corporation (“LICENSEE”).
ARTICLE 1.    BACKGROUND
1.01    LICENSOR and LICENSEE are parties to an Asset Purchase Agreement, dated as of September 19, 2016 (the “Asset Purchase Agreement”), among Licensor, Licensee and PuriCore plc, a public limited company organized under the laws of England and Wales, which has a Closing Date on the same date as the Effective Date, pursuant to which LICENSEE is purchasing certain of LICENSOR’S assets relating to the Business.
1.02    In connection with the Asset Purchase Agreement and LICENSEE’S acquisition of the Business, LICENSOR desires to grant to LICENSEE, and LICENSEE wishes to receive, a license to certain intellectual property rights owned or controlled by LICENSOR.
ARTICLE 2.   DEFINITIONS
In this Agreement, unless indicated otherwise below, capitalized terms have the meaning set forth in the Asset Purchase Agreement. For purposes of this Agreement:
2.01    “Confidential Information” means information relating to the Contemplated Business which has not been made public and includes, without limitation, any documents, protocols, drawings, sketches, models, designs, data, memoranda, records, formulae and algorithms in hard copy form, or in electronic form, which LICENSEE receives from LICENSOR.
2.02    “Licensed Intellectual Property” means, collectively, the Licensed Patent Rights, Licensed Know-How, and the Bakhir License.
2.03    “Licensed Field” means the Business and Contemplated Business as defined in the Asset Purchase Agreement.
2.04    “Licensed Patent Rights” means LICENSOR’S interest in patents and patent applications within Seller-Owned Intellectual Property which are not Seller-Owned Intellectual Property acquired by LICENSEE pursuant to the Asset Purchase Agreement, and which have at least one claim related to the Licensed Field, as further itemized in Exhibit A, including (i) patents and patent applications that may issue from the applications, (ii) all continuations, continuations-in-part, divisions, reissues, reexaminations or extensions of the foregoing that include at least one claim relating to the Licensed Field, (iii) new applications containing at least one claim relating to the Licensed Field, and (iv) foreign counterparts containing at least one claim relating to the Licensed Field. For the avoidance of doubt, a patent or application is related to the Licensed Field when it includes at least one claim that would be infringed by activities within the Licensed Field absent this Agreement.
2.05    “Licensed Know-How” means [*].
2.06    “Bakhir License” means LICENSOR’S interest in US Patent [*] (the “Bakhir Patent”), by virtue of the Bakhir License Agreement.

Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

2.07    “Bakhir License Agreement” means that certain Exclusive Patent License Agreement by and between PuriCore, Inc. and Vitold Mikhailovich Bakhir, dated October 1, 2014, and as amended on June 22, 2016, and as further amended on September 1, 2016.
2.08    “Excluded Patents” means patents and applications that are neither acquired by nor licensed to LICENSEE pursuant to this Agreement and the Asset Purchase Agreement. Excluded Patents are not Licensed Intellectual Property, and Excluded Patents includes the patents itemized in Exhibit C.
ARTICLE 3.   GRANT OF LICENSE
3.01    LICENSOR hereby grants to LICENSEE, and LICENSEE accepts, an exclusive worldwide, royalty free, irrevocable, license, under the Licensed Patent Rights and Licensed Know-How, to make, have made, use, lease, market, promote, offer to sell, sell and import products solely for use within the Licensed Field. LICENSEE may grant sublicenses, and its sublicensees may grant sublicenses, under this Section 3.01 upon prior written notice to LICENSOR and the sublicensees acknowledgement of the terms of this Agreement.
3.02    LICENSOR hereby grants to LICENSEE, and LICENSEE accepts, an exclusive, worldwide, royalty free, sublicense under the Bakhir License, to make, have made, use, lease, market, promote, offer to sell, sell and import products solely for use within the Licensed Field. The license granted in this Section 3.02 shall be irrevocable by LICENSOR, but subject to the rights of the licensor under the Bakhir License Agreement to terminate the Bakhir License Agreement in accordance with its terms. Notwithstanding anything to the contrary, LICENSOR shall take no action to terminate the Bakhir License Agreement pursuant to Article III thereof, nor shall it knowingly take any action or fail to take any necessary action which act or failure to act would give rise to a right of the licensor under the Bakhir License Agreement to terminate the Bakhir License Agreement pursuant to the terms of Article III thereof. In the event LICENSOR receives notice under the Bakhir License Agreement alleging a material breach or default of any of LICENSOR’s obligations thereunder, LICENSOR shall promptly, and in no event later than 3 days thereafter, give written notice thereof to LICENSEE. LICENSEE agrees to be bound by Articles IV and VI of the Bakhir License Agreement, and by signature hereto agrees to use commercially reasonable efforts to practice the invention disclosed and claimed in US Patent [*] to maintain the sublicense. LICENSEE may grant sublicenses, and its sublicensees may grant sublicenses, under this Section 3.02 upon prior written notice to LICENSOR and to Vitold Makhailovich Bakhir (at the address indicated in the Bakhir License) and the sublicensees acknowledgement of the terms of this Agreement and agreement to be bound by Article IV and VI of the Bakhir License Agreement and Article 4 of this Agreement to the same extent as LICENSEE.
3.03    The licenses granted in this Article 3 are exclusive even as to LICENSOR, meaning that LICENSOR shall not itself practice the Licensed Intellectual Property in the Licensed Field.
ARTICLE 4.   CONFIDENTIALITY

Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

4.01    LICENSEE acknowledges the proprietary and confidential nature of the Licensed Know-How, and agrees that such Licensed Know-How shall be Confidential Information and subject to the following restrictions on disclosure.
4.02    Except as hereafter specifically authorized in writing by LICENSOR, LICENSEE will not disclose Confidential Information to a third party. These obligations of non-disclosure do not apply to any Confidential Information which LICENSEE can demonstrate by reliable written evidence:
(a)    was generally available to the public at the time of disclosure to LICENSEE; or
(b)    was already in the possession of LICENSEE at the time of the disclosure, other than pursuant to a confidential disclosure agreement between the parties and not due to any unauthorized act by LICENSEE; or
(c)    was developed by LICENSEE prior to the disclosure; or
(d)    LICENSEE is required by law to disclose.
4.03    These obligations of non-disclosure will not continue to apply to any Confidential Information which LICENSEE can demonstrate by reliable written evidence:
(a)    has become generally available to the public other than through a breach of this agreement by LICENSEE after disclosure; or
(b)    has been acquired by LICENSEE on a non-confidential basis from any third party having a lawful right to disclose it to LICENSEE.
4.04    All Confidential Information will be clearly marked as confidential by LICENSOR and, if not in written or tangible form when disclosed, will be indicated as confidential upon disclosure and then summarized in writing and so marked as confidential within 30 days after disclosure to LICENSEE.
ARTICLE 5.   PATENT PROSECUTION
5.01    LICENSOR, at LICENSOR’S expense shall file, prosecute and maintain all patents and patent applications within the Licensed Patent Rights. LICENSOR shall have control over all patent matters; provided, however, that if LICENSOR elects to abandon any patent application (except for purposes of filing a continuation application) or patent in any country, LICENSOR shall notify LICENSEE in writing at least [*] prior to any filing or payment due date or any other deadline that requires action to avoid loss of rights, and thereafter, LICENSEE shall have the right to control the filing, prosecution, and/or maintenance of such patent application or patent in such country at its own expense, and for its own benefit within the Licensed Field.
ARTICLE 6.   INFRINGEMENT
6.01    LICENSOR and LICENSEE agree to notify each other promptly of each infringement or possible infringement of the Licensed Intellectual Property within the Licensed Field of which either party becomes aware.
6.02    LICENSOR shall have the first right to prosecute any action necessary to protect rights under the Licensed Intellectual Property. In the event that LICENSOR, or with respect to the Bakhir License the licensor thereunder, declines or does not, within six (6) months after being notified in writing by

Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

LICENSEE of any such infringement, commence legal action or terminate the infringement, LICENSEE shall have the right, but not the obligation, to commence any legal action or to take such steps as LICENSEE may deem desirable to terminate such infringement at its own expense (but subject to any rights to reimbursement from the licensor under the Bakhir License). LICENSOR shall cooperate with any such legal action, including by providing prompt access to all necessary documents and rendering reasonable assistance in response to requests by LICENSEE, and, if applicable, by exercising its rights under the Bakhir License as necessary for any such legal action relating thereto. LICENSEE may require LICENSOR to initiate or join in any suit contemplated by this Section 6.02 if necessary to avoid dismissal of the suit. If LICENSOR is made a party to any such suit, LICENSEE will reimburse and indemnify LICENSOR for its costs, expenses, or fees which it incurs as a result of its joinder. In all cases, LICENSEE agrees to keep LICENSOR reasonably apprised of the status and progress of any litigation involved the Licensed Intellectual Property. In furtherance of LICENSEE’S rights under this Section 6.02, and without limiting the foregoing, LICENSOR hereby assigns to LICENSEE LICENSOR’S rights under Article V of the Bakhir License (including, without limitation, its rights to reimbursement from the licensor) as and to the extent necessary or desirable for LICENSEE to exercise its rights under this Section 6.02.
6.03    LICENSEE may, in any legal action for infringement of the Licensed Intellectual Property by a third party, ultimately enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and settle any claim or suit for damages or a declaratory judgment involving the Licensed Intellectual Property, including the granting of further licenses or sublicenses, provided that LICENSEE does not concede invalidation of any Licensed Intellectual Property, without LICENSOR’S prior written consent.
6.04    LICENSOR has a continuing right to intervene in a suit initiated by LICENSEE under Section 6.02 or in a declaratory judgment action involving the Licensed Intellectual Property brought against LICENSEE. If LICENSOR chooses to intervene, LICENSOR will be responsible for its litigation expenses and will be entitled to all recoveries which it obtains for itself as a result of its intervention.
ARTICLE 7.   LICENSOR’S REPRESENTATIONS AND WARRANTIES
7.01    LICENSOR represents and warrants that: (a) it is the sole and exclusive legal and beneficial owner, and has sole and exclusive control, of the entire right, title and interest in and to the Licensed Intellectual Property, and is the record owner of all patent applications and issued patents that are the Licensed Patent Rights constituting Seller-Owned Intellectual Property; (b) it has not previously granted any licenses, agreements or other permissions to any third party with respect to the Licensed Intellectual Property which would interfere with LICENSEE’s use and enjoyment of the rights granted under this Agreement; (c) the Licensed Intellectual Property is free and clear of any and all encumbrances, liens, or title defects; (d) there is no pending or threatened litigation against LICENSOR in connection with the Licensed Intellectual Property; and (e) the performance by LICENSOR hereunder does not and will not violate any contracts or commitments to which LICENSOR is bound.
ARTICLE 8.   TERM AND TERMINATION
8.01    This Agreement will continue in full force and effect until the last to expire of the Licensed Patent Rights.
ARTICLE 9.   MODIFICATION / ASSIGNABILITY
9.01    This License Agreement may be amended, supplemented, or modified by the terms of the Asset Purchase Agreement, but may not otherwise be amended, supplemented or modified except in a written instrument duly executed by each of the parties hereto.

Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

9.02    This License Agreement may be assigned in whole or in part by either party and their permitted assignees without the consent of the other party, provided the assigning party gives written notice thereof to such other party, and with regard to assignment of the Bakhir License in whole or in part, such notice to include notice to Vitold Makhailovich Bakhir in accordance with the terms of the Bakhir License, along with a written acknowledgement from the assignee that it shall be bound by the terms of this Agreement and the Bakhir License to the same extent as the assigning party.
ARTICLE 10.   APPLICABLE LAW; JURISDICTION
10.01    This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicts of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the substantive laws of any jurisdiction other than the State of Delaware, except that all questions concerning the construction or effect of patents will be decided in accordance with the laws of the country in which the particular patent concerned has been granted.
10.02    Each party hereto irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), for the purposes of any action arising out of this Agreement or any transaction contemplated hereby or thereby, and agrees to commence any such action only in such courts. Each party further agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in the Asset Purchase Agreement shall be effective service of process for any such action. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
ARTICLE 11.   MISCELLANEOUS
11.01    No license or right is granted by implication or otherwise with respect to any patent application or patent owned by either party, unless specifically set forth in this Agreement.
11.02    Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. Neither the failure nor the delay by any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of any such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no waiver that may be given by a party hereto shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.
11.03    If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other

Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
11.04    This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
11.05    All notices hereunder shall be given in the manner and at the addresses set forth in the Asset Purchase Agreement.
11.06    This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile or email), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof. Each such copy (or facsimile) shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

The parties have caused this Agreement to be executed by their duly authorized representatives on the dates indicated below.

LICENSEE:

PURICORE, INC.

By:	/s/ Marella Thorell
Name:	Marella Thorell
Title:	Chief Operating Officer and Chief Financial Officer

LICENSOR:

CHEMSTAR CORP.

By:	/s/ Dan Barney
Name:	Dan Barney
Title:	Chief Executive Officer

[Signature Page to IP License Agreement]
Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

EXHIBIT A
Licensed Patent Rights
[*]

Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

EXHIBIT B
Licensed Know-How
[*]

Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

EXHIBIT C
Excluded Patents
[*]

Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.